Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280680

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 6, 2024)

iBio, Inc.

Pre-Funded Warrants to Purchase up to 71,540,000 Shares of Common Stock

Series G Warrants to Purchase (i) up to 35,770,000 Shares of Common Stock, or Pre-Funded Warrants to purchase up to 35,770,000 Shares of Common Stock in Lieu Thereof, and (ii) Series H Warrants to Purchase up to 35,770,000 Shares of Common Stock, or Pre-Funded Warrants to purchase up to 35,770,000 Shares of Common Stock in Lieu Thereof

Series H Warrants, Issuable Upon Exercise of Series G Warrants, to Purchase up to 35,770,000 Shares of Common Stock, or Pre-Funded Warrants to purchase up to 35,770,000 Shares of Common Stock in Lieu Thereof

   143,080,000 Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants, Series G Warrants (or Upon Exercise of Pre-Funded Warrants Issued Upon Exercise Thereof), and Series H Warrants (or Upon Exercise of Pre-Funded Warrants Issued Upon Exercise Thereof)

We are offering pre-funded warrants to purchase an aggregate of up to 71,540,000 shares of our common stock, par value $0.001 per share (“common stock” and such warrants, the “Pre-Funded warrants”) and accompanying Series G warrants (the “Series G warrants”) to purchase (i) an aggregate of up to 35,770,000 shares of our common stock (or, for those investors who so choose, pre-funded warrants to purchase up to 35,770,000 shares of common stock in lieu thereof) and (ii) Series H warrants to purchase an aggregate of up to 35,770,000 shares of our common stock (or, for those investors who so choose, pre-funded warrants to purchase up to 35,770,000 shares of common stock in lieu thereof) (the “Series H warrants”).

The Pre-Funded warrants will be sold in a fixed combination with the Series G warrants, with each Pre-Funded warrant that we sell in this offering being accompanied by a Series G warrant to purchase (i) one-half of a share of common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof) and (ii) a Series H warrant to purchase one-half of a share of common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof ), at a combined public offering price of $0.699. The Pre-Funded warrants and Series G warrants (and, upon exercise of the Series G warrants, the shares of common stock and Series H warrants underlying the Series G warrants) are immediately separable and will be issued separately, but can only be purchased together in this offering or upon the exercise of the Series G warrants, as applicable. Each Pre-Funded warrant and the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants will have an exercise price per share of common stock equal to $0.001 and will be immediately exercisable from their date of issuance for one share of common stock, subject to certain beneficial ownership and other limitations. The Series G warrants and Series H warrants will each be exercisable from their date of issuance and will have an exercise price equal to $0.70 per whole share of common stock (or $0.699 per pre-funded warrant) and in the case of the Series G warrants, the accompanying Series H warrant. The Series G warrants will expire on the date that is the earlier of (i) 30 trading days following our public announcement, via a press release on a nationally recognized news wire or the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), that an Investigational New Drug Application (“IND”) filed with the U.S. Food and Drug Administration (the “FDA”), a Clinical Trial Notification filed with the applicable foreign governmental body in Australia, a Clinical Trial Application filed with the European Medicines Agency, or an equivalent submission filed with a foreign governmental body to initiate a clinical trial in any other foreign jurisdiction, has been accepted or has otherwise gone into effect, as applicable (such public filing or announcement, the “Trial Initiation Milestone”) and (ii) five years from the date of issuance. In addition, to the extent the proportion of the unexercised portion of the Series G warrant relative to the originally issued Series G warrant is greater than the proportion of the unexercised portion of the originally issued Pre-Funded warrant relative to the originally issued Pre-Funded warrant, each Series G warrant will immediately expire in proportion to the extent that the corresponding Pre-Funded warrant held by a holder is exercised prior to the occurrence of the Trial Initiation Milestone. When issued upon exercise of the Series G warrants, the Series H warrants will expire on the four-year anniversary of the closing date of this offering. The Pre-Funded warrants, Series G warrants, the Series H warrants and the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants are referred to collectively in this prospectus supplement as the “warrants.” We refer to the warrants together with the common stock underlying the warrants, collectively, as the “securities.” This prospectus supplement also relates to the offering of the Series H warrants underlying the Series G warrants and the shares of common stock issuable upon the exercise of the Pre-Funded warrants, the Series G warrants, the Series H warrants and the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants and the shares of common stock issuable upon exercise of such pre-funded warrants. See “Description of Securities We Are Offering.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “IBIO.” On August 18, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.7428 per share. There is no established public trading market for the warrants and we do not expect a market to develop. We do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other recognized trading system.

We are a “smaller reporting company” as defined under U.S. federal securities laws and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and may elect to do so for future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

	Per Pre-Funded Warrant and Accompanying Series G Warrant	Total
Public offering price	$0.699	$50,006,460
Underwriting discounts and commissions(1)	$0.042	$3,004,680
Proceeds to us before expenses	$0.657	$47,001,780

(1)	We have agreed to pay the underwriters a commission equal to 6.0% of the aggregate gross proceeds from the sale of the securities in this offering and certain other fees and expenses. See “Underwriting” on page S-32 of this prospectus supplement for additional disclosures regarding underwriting compensation and estimated offering expenses.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We expect to deliver the Pre-Funded warrants and accompanying Series G warrants to purchasers in certificated form on or about August 22, 2025, which is the third business day following the date of pricing of the warrants (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Pre-Funded warrants or Series G warrants prior to the business day preceding the date of delivery will be required, by virtue of the fact that such warrants initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Lead Bookrunner

Leerink Partners

Bookrunning Managers

LifeSci Capital	Oppenheimer & Co.

The date of this prospectus supplement is August 19, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any such free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.

Other than in the United States, no action has been taken that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus.

When we refer to “iBio,” “we,” “our,” “us” and the “Company” in this prospectus, we mean iBio, Inc. and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential purchasers of the securities we may offer under this prospectus supplement.

iBio and its associated logos are some of our trademarks and tradenames used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

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MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement, including the information incorporated by reference, may contain estimates, projections and other information concerning our industry, our business, and the market for our product candidates, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in any such information. Unless otherwise expressly stated, we obtained any such industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. In some cases, we may not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

This industry, business, market and other information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any such third-party information and cannot assure you of its accuracy or completeness. Although we are responsible for all of the disclosure contained in this prospectus supplement and we believe any market position, market opportunity, market size and other information included or incorporated by reference in this prospectus supplement is reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement or in the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” or the negative of these words or other comparable terminology, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, statements about:

•	our ability to secure sufficient additional capital in the near term or implement other strategies needed to alleviate our current doubt about our ability to continue as a going concern;
•	our estimates regarding expenses, future revenue and capital requirements and our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash and cash equivalents;
•	the initiation, timing, progress and results of our research and development programs, including preclinical studies and future clinical trials;
•	the potential advantages and benefits of our current and future product candidates;
•	our expectations regarding the success of our EngageTx™ platform and our ability to use our proprietary technology stack to facilitate the development of product candidates;
•	our strategic plans to research, develop and, if approved, subsequently commercialize any product candidates we may develop;
•	our ability to identify additional products, product candidates or technologies with significant potential that are consistent with our research, development and commercial objectives;
•	our manufacturing capabilities and strategy, including our reliance on third parties to manufacture our current or future product candidates;
•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and proprietary discovery technology;
•	the timing of and our ability to submit investigational new drug applications or biologic license applications for, and, if cleared or approved, maintain such regulatory applications or approvals for our product candidates;
•	our commercialization and marketing capabilities and strategy related to our product candidates, if approved;
•	the rate and degree of market acceptance of our product candidates, if approved;
•	our estimates regarding the addressable patient population and potential market opportunity for our current and future product candidates;
•	developments relating to or impacting our competitors and our industry, including the impact of current or future government laws and regulations on us, third parties with whom we do business and our industry;
•	the impact of current or future government laws and regulations on us or third parties with whom we do business and our industry;
•	our competitive position and expectations regarding developments and projections relating to our current or future competitors and any competing therapies that are or become available;
•	our ability to establish and maintain collaborations and strategic partnerships and realize the expected benefits of such arrangements, including our collaboration agreement with AstralBio, Inc. (“AstralBio”) and the National Institute of Allergy and Infectious Diseases;
•	our expectations regarding milestones, option-related fees and other contingent payments under certain of our existing agreements;

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•	the impact of general economic conditions, including inflation and the imposition of new or revised global trade tariffs;

•	our anticipated use of the proceeds from this offering;

•	the possibility that the Series G warrants and/or Series H warrants may expire worthless and that such warrants may never be exercised; and

•	the outcome of the warrants, including the potential occurrence of the Trial Initiation Milestone.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Any forward-looking statements in this prospectus, the documents incorporated by reference herein, and any free writing prospectus that we may have authorized for use in connection with this offering, reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and the documents incorporated by reference herein, particularly in the sections titled “Risk Factors”, that could cause actual results or events to differ materially from the forward-looking statements that we make. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make or enter into.

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying our securities. You should read the entire prospectus carefully, especially the “Risk Factors” section beginning on page S-11, our most recent annual report on Form 10-K, our most recent quarterly reports on Form 10-Q and our consolidated financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in our securities.

Overview

We are a preclinical stage biotechnology company leveraging the power of Artificial Intelligence (“AI”) for the development of hard-to-drug precision antibodies in the cardiometabolic and obesity space. Our core mission is to harness the potential of AI and machine learning (“ML”) to unveil elusive biologics that stand out and have evaded other scientists. Through our innovative AI Drug Discovery Platform, we have been able to identify differentiated molecules aimed to address unmet needs by current GLP-1 receptor agonists.

We believe the future of obesity care lies not just in weight loss—but in quality weight loss. Current interventional therapies such as GLP-1 receptor agonists have ushered in a breakthrough era, yet challenges remain: muscle loss, fat regain after treatment cessation, and long-term tolerability. We are developing second-generation therapies to meet these unmet needs, using the power of AI-guided antibody design and advanced screening technologies. Our obesity strategy is built on three key principles. First, we aim to develop next-generation antibody therapeutics addressing limitations of current approved treatments, offering options with a goal to preserve muscle mass, target fat selectively, and provide durable weight loss with improved tolerability. Second, we are focusing on targets with strong human validation, which we believe both helps reduce development risk and increase the likelihood of clinical success. Lastly, we apply our integrated AI Drug Discovery Platform and deep scientific expertise to rapidly generate development-ready biologics, enabling us to move with speed and precision in a competitive and fast-evolving field. Our current therapeutics being developed are all in preclinical development. We have not completed any clinical trials in humans for any therapeutic protein product candidate produced using our technology and there is a risk that we will be unsuccessful in developing or commercializing any product candidates. As we continue to leverage our technology stack and develop our existing immune-oncology pre-clinical pipeline, we are also seeking strategic partners with the capabilities to more rapidly advance these programs towards the clinic.

Our current pre-clinical product candidate pipeline is set forth below.

IBIO-610

Activin E, like myostatin, is part of the TGF-β superfamily and has been implicated in the regulation of energy homeostasis and overall metabolic health. Human genetic studies provide compelling support for Activin E as a therapeutic target, as individuals carrying loss-of-function variants of the INHBE gene exhibit reduced visceral fat, improved lipid profiles, and lower risk of cardiometabolic diseases.

By leveraging our AI Drug Discovery Platform, we believe we have successfully identified the first antibody inhibiting Activin E. Preclinical data from multiple in vitro cell-based assays, including one on a human adipocyte cell line, demonstrated robust blockade of Activin E-mediated signaling. The antibody has been evaluated in multiple pre-clinical studies in a model of diet-induced obesity (DIO) in mice, both alone with bi-weekly dosing and in combination with semaglutide dosed daily. These results suggest IBIO-610 may induce fat-selective weight loss.

In vitro characterization of IBIO-610. Target protein binding measured via SPR. Reporter cell line assay used HEK293 reporter cell line with ALK7 receptor stably integrated. 200pM Activin E used. Differentiated human adipocyte, treated with 100nM Activin E.

In a DIO mouse model, IBIO-610 was administered biweekly at 10 mg/kg for four weeks to evaluate its effects as a monotherapy. Treated mice were observed to have a 8.9% reduction in body weight compared to baseline and placebo, with body composition analysis revealing a 26% reduction in fat mass and no measurable loss of lean mass. Outlier non-responder mice were excluded.

To test potential combination therapy with incretin treatments, IBIO-610 was dosed biweekly alongside daily semaglutide. While semaglutide alone produced a 27.8% reduction in body weight (baseline and placebo adjusted), the combination resulted in a more pronounced 35.3% weight loss, without any additive effect on food intake. The combination also led to a greater reduction in visceral fat compared to semaglutide alone, suggesting complementary mechanisms that enhance metabolic benefit.

IBIO-610 was also tested as a maintenance therapy following cessation of semaglutide treatment. In this model, DIO mice were first dosed with semaglutide for two weeks, leading to approximately 18% weight loss. Upon stopping semaglutide, control mice regained 71% of the lost weight within three weeks, with fat mass levels returning to those of untreated animals. In contrast, mice receiving IBIO-610 at the time of semaglutide discontinuation regained only 28% of the lost weight and retained significantly lower fat mass at study termination, highlighting the potential of IBIO-610 to prevent rebound weight gain.

Prevention of weight regain after cessation of GLP-1 treatment in mouse model of obesity by IBIO-600. n=10 per group, IBIO-610 dosed S.C. at 10 mg/kg twice per week. Semaglutide dosed at 10nmol/kg S.C. daily. Organ weights determined via necropsy.

Myostatin x Activin A Bispecific Antibody

Activin A is another member of the TGF-β family and is known to modulate muscle growth among its various biological functions. The therapeutic potential of targeting Activin A has been observed in garetosmab, an Activin A antagonist antibody that exhibited promising outcomes in early clinical trials and in published Non-Human Primate (“NHP”) data.

Building on these insights, we initiated a program to develop a bispecific antibody targeting both myostatin and Activin A. Leveraging our StableHu™ platform and mammalian display, this program is in late discovery, where multiple parameters, such as binding affinity, expression levels, and stability, are being optimized. Early in vitro findings in human muscle progenitor cells suggest that the bispecific candidate induces a stronger differentiation of progenitor cells into mature muscle cells compared to antibodies targeting only myostatin or Activin A alone. Increased muscle fusion index in human muscle stem cells, as shown in the chart below, is a surrogate of muscle growth.

Reversal of the myostatin or Activin A-mediated inhibition of human muscle stem cell fusion

IBIO-600

Myostatin, also known as growth differentiation factor 8 (GDF8), is a member of the transforming growth factor-β (TGF-β) family that regulates and limits skeletal muscle growth. A loss of function in the myostatin gene eliminates this inhibitory effect, leading to increased muscle mass and strength. This genetic alteration results in significant muscle hypertrophy (increased size) and hyperplasia (increased number of muscle fibers). While these effects can enhance muscle development, they may also have implications for overall metabolism and cardiovascular health.

In April 2024, as result of our collaboration with AstralBio, we initiated a program to discover and develop a long-acting anti-myostatin antibody. Using our StableHu platform coupled with mammalian display, we optimized hit antibodies across multiple parameters, including affinity for myostatin, binding to the FcRn receptor, expression levels in mammalian cells, and resistance to poly-reactivity and aggregation. The final candidate, IBIO-600, was also observed to have a beneficial profile between thermostability and resistance to stress conditions during initial testing.

In vitro, IBIO-600 was evaluated in human muscle progenitor cells, where it potently inhibited myostatin. This inhibition facilitated the differentiation of progenitor cells into mature human muscle cells. In interim data from a preclinical study in obese mice, we observed that IBIO-600 dose-dependently prevented lean mass loss when administered in combination with a GLP-1 receptor agonist.

In November 2024, we manufactured a non-cGMP batch of IBIO-600 for a NHP study in obese and elderly NHPs. The primary goal of the study was to assess the pharmacokinetic (“PK”) profile of IBIO-600. The study consisted of two dose levels, a low dose of 5 mg/kg and a high dose of 50 mg/kg, with a single subcutaneous injection in each case. In addition to monitoring PK in serum, the study analyzed body composition changes over time by employing DEXA scans, measuring lean and fat mass.

Serum concentration of IBIO-600 in obese NHPs after a single 5 mg/kg I.V. dose. n=3

The study consisted of six NHPs, sorted randomly into the low and high dose groups. IBIO-600 promoted an increase in lean mass and a reduction in fat mass from baseline values. Standard PK calculations indicated the half-life of IBIO-600 in NHPs was approximately 40 to 52 days. By using multiple allometric scaling approaches, we estimated the half-life in humans of IBIO-600 as falling with a range of 57-147 days.

Change in Lean and Fat Mass in obese NHPs treated with a single 5 mg/kg I.V. dose of IBIO-600. N=3 per group. Region of Interest DEXA scan on gluteal and thigh region.

Following the NHP pharmacokinetic study, we initiated Chemistry, Manufacturing, and Controls manufacturing and nonclinical toxicology activities to support advancement of IBIO-600 toward clinical development. We have established a stable cell line, completed process and formulation development, and manufactured a good laboratory practices (“GLP”) toxicology batch at 200L scale. In parallel, we launched a nonclinical toxicology program, initiating both rat and NHP dose range finding studies as well as a rat GLP tox study, with plans underway for an NHP GLP tox study. All studies are progressing as planned, with no notable safety findings observed to date. We intend to continue progressing the development of IBIO-600 through IND in obesity and other muscle sparing diseases.

AI Discovery Tools

Through our innovative AI Drug Discovery Platform, we champion a culture of innovation by identifying novel targets, forging strategic collaborations to enhance efficiency, diversify pipelines, with the goal of accelerating preclinical processes. Our proprietary technology stack is designed to minimize downstream development risks by employing AI-guided epitope-steering and monoclonal antibody (“mAb”) optimization.

Our proprietary technology stack combines Epitope Steering, our patented AI engine that directs antibody binding to precisely defined regions of target proteins, increasing selectivity and therapeutic impact; StableHu, a generative AI tool that rapidly optimizes antibodies for expression, stability, and manufacturability; and mammalian display-based multidimensional screening, enabling simultaneous optimization of affinity, specificity, and half-life in a single selection step. Together, these tools power a fully integrated platform that allows us to go from concept to in vivo proof-of-concept within weeks, accelerating the development of first-in-class and best-in-class biologics. Our EngageTx technology enables us to target bi-specific molecules. Data from a number of in vitro tumor cell-killing assays suggests that our most advanced MUC16 clone, when combined with eight distinct CD3 binders using our EngageTx technology, revealed a potency range of approximately 33,000 fold. With the ability to navigate sequence diversity and promote Human-Cyno cross reactivity while mitigating cytokine release, our goal is to enhance agility and bolster preclinical safety assessments. Another key feature of our technology stack is our ShieldTx™  masking technology, which keeps antibodies inactive until they reach diseased tissue. At that point, the masks are removed and the antibodies become active, all with the goal of broadening the therapeutic window and potentially improving both efficacy and safety.

Partnered Programs

Amylin Receptor Agonist Engineered Antibody

In collaboration with AstralBio, we are working to develop an amylin receptor antibody, a potentially highly promising mechanism in obesity treatment. Along with AstralBio, we are discovering and optimizing both dual amylin and calcitonin receptor (DACRA)-like engineered antibodies, and selective amylin receptor agonist antibodies while avoiding engagement of the calcitonin receptor. Improved selectivity may translate into tolerability and efficacy advantages. Leveraging our AI Drug Discovery Platform, combining soluble G protein-coupled receptor (“GPCR”) analogues with mammalian display, we have engineered agonists with tailored activity across specific amylin receptor subtypes, showcasing our ability to address complex membrane protein targets with precision.

Recent Developments

Preliminary Financial Results

We expect to report that we had cash, cash equivalents and restricted cash of $8.8 million as of June 30, 2025. We expect to report our full financial results for the fiscal year ended June 30, 2025 later this quarter. The preliminary financial results are our preliminary estimates based on currently available information and are subject to the completion of our financial closing procedures. They do not present all necessary information for an understanding of our financial condition as of June 30, 2025. Our independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited results. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the preliminary estimates set forth above. We expect to complete our audited financial statements for the year ended June 30, 2025 later this quarter and consequently such financial statements will not be available to you prior to you investing in this offering. Accordingly, undue reliance should not be placed on the preliminary estimates.

Nasdaq Listing Standards

On July 29, 2025, we received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that for the preceding 30 consecutive business days (June 13, 2025 to July 28, 2025), our common stock did not maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”), as required by Nasdaq Listing Rule 5550(a)(2). The notice had no immediate effect on the listing or trading of our common stock and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “IBIO.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until January 26, 2026 (the “Compliance Period”), to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance may be achieved without further action if the closing bid price of our common stock is at or above $1.00 for a minimum of 10 consecutive business days at any time during the Compliance Period, in which case Nasdaq will notify us if it determines we are in compliance and the matter will be closed; however Nasdaq may, in its discretion, require the closing bid price to equal or to exceed the $1.00 Minimum Bid Price Requirement for more than 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that a company has demonstrated an ability to maintain long-term compliance.

If, however, we do not achieve compliance with the Minimum Bid Price Requirement within the Compliance Period, we may be eligible for additional time to comply. In order to be eligible for such additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we meet these requirements, Nasdaq will inform us that we have been granted an additional 180 calendar days. However, if it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice that our common stock will be subject to delisting. We intend to actively monitor the bid price of our common stock and will consider available options to regain compliance with the Nasdaq listing requirements, including such actions as effecting a reverse stock split, if necessary, to maintain our Nasdaq listing.

Corporate Information

We were incorporated under the laws of the State of Delaware on April 17, 2008, under the name iBioPharma, Inc. We engaged in a merger with InB:Biotechnologies, Inc., a New Jersey corporation on July 25, 2008, and changed our name to iBio, Inc. on August 10, 2009. Our principal executive offices are located at 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121 and our telephone number is (979) 446-0027. Our website address is www.ibioinc.com. The information contained on, or accessible through, our website does not constitute part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Pre-Funded Warrants

We are offering Pre-Funded warrants to purchase an aggregate of up to 71,540,000 shares of our common stock. Each Pre-Funded warrant is being offered and sold together with an accompanying Series G warrant to purchase (i) one-half of a share of common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof) and (ii) a Series H warrant to purchase one-half of a share of common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof) at a combined public offering price of $0.699. Each Pre-Funded warrant and each pre-funded warrant issuable upon exercise of a Series G warrant or Series H warrant will have an exercise price of $0.001 and will be exercisable from the date of issuance until fully exercised, subject to beneficial ownership and other exercisability limitations. See “Description of Securities We Are Offering.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such Pre-Funded warrants and the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants.

Series G Warrants and Series H Warrants

We are also offering Series G warrants to purchase (i) an aggregate of up to 35,770,000 shares of our common stock (or, for those investors who so choose, pre-funded warrants to purchase up to 35,770,000 shares of common stock in lieu thereof) and (ii) Series H warrants to purchase an aggregate of up to 35,770,000 shares of our common stock (or, for those investors who so choose, pre-funded warrants to purchase up to 35,770,000 shares of common stock in lieu thereof). Each Series G warrant will be exercisable on a cash basis or, in certain circumstances at the holder’s discretion, on a cashless basis, and will be exercisable from the date of issuance, for (i) one-half of a share of common stock (or, for those investors who so choose, pre-funded warrants to purchase one-half of a share of common stock in lieu thereof) and (ii) a Series H warrant to purchase one-half of a share of common stock (or, for those investors who so choose, pre-funded warrants to purchase one-half of a share of common stock in lieu thereof), with an exercise price per Series G warrant of $0.70 per whole share of common stock (or $0.699 per pre-funded warrant) and accompanying Series H warrant.

While each Pre-Funded warrant offered hereby is being offered and sold together with an accompanying Series G warrant to purchase (i) one-half of a share of common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof) and (ii) a Series H warrant to purchase one-half of a share of common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof), each investor purchasing securities in this offering will receive a Series G warrant in certificated form with the whole number of shares of common stock underlying such warrant on an aggregate basis. For example, if an investor purchases a Pre-Funded warrant to purchase 1,000,000 shares of common stock, they will receive a corresponding Series G warrant certificate representing the right to purchase (i) 500,000 shares of common stock (or, for those investors who so choose, pre-funded warrants to purchase up to 500,000 shares of common stock in lieu thereof) and (ii) a Series H warrant to purchase 500,000 shares of common stock (or, for those investors who so choose, pre-funded warrants to purchase up to 500,000 shares of common stock in lieu thereof). No fractional shares will be issued upon the exercise of any of the warrants offered hereby.

Each Series G warrant will expire on the date that is the earlier of (i) 30 trading days following the Trial Initiation Milestone and (ii) five years from the date of issuance. In addition, to the extent the proportion of the unexercised portion of the Series G warrant relative to the originally issued Series G warrant is greater than the proportion of the unexercised portion of the originally issued Pre-Funded warrant relative to the originally issued Pre-Funded warrant, each Series G warrant will immediately expire in proportion to the extent that the corresponding originally issued Pre-Funded warrant held by a holder is exercised prior to the occurrence of the Trial Initiation Milestone. For example, if a holder who has initially purchased a Pre-Funded warrant to purchase 1,000,000 shares a common stock exercises such Pre-Funded warrant for 500,000 shares of common stock prior to the Trial Initiation Milestone, the shares underlying the corresponding Series G warrant will be reduced by 250,000 shares of common stock.

Each Series H warrant issuable upon the exercise of a Series G warrant will be exercisable on a cash basis, or, in certain circumstances at the holder’s discretion, a cashless basis, beginning on the date such warrant is issued, with an exercise price of $0.70 per whole share of common stock, and will expire on the four year anniversary of the closing date of this offering.

This prospectus supplement also relates to the offering of Series H warrants issuable upon exercise of the Series G warrants and the shares of our common stock issuable upon the exercise of the Pre-Funded warrants, the Series G warrants, the Series H warrants and the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants and the shares of common stock issuable upon the exercise of such pre-funded warrants.

Common Stock Outstanding Before this Offering	19,654,625 shares of common stock.

Common Stock to be Outstanding After this Offering

91,194,625 shares of common stock, assuming full exercise of the Pre-Funded warrants being issued in this offering and no exercise of the Series G warrants being issued in this offering (or the Series H warrants issuable upon exercise of the Series G warrants or the pre-funded warrants issuable upon exercise of the Series G warrants or the Series H warrants) or 162,734,625 shares of common stock (assuming full exercise of the Pre-Funded warrants being issued in this offering, the Series G warrants being issued in this offering and the Series H warrants issuable upon exercise of the Series G warrants).

Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $46.5 million (excluding proceeds, if any, from the exercise of the warrants). We intend to use the net proceeds from this offering to advance our preclinical cardiometabolic programs, including IBIO-610, the myostatin and activin A bispecific, and IBIO-600 programs, through key development milestones, as well as to continue to progress our other preclinical pipeline assets, and the balance, if any, to fund our working capital requirements and for other general corporate purposes. See “Use of Proceeds” on page S-18.

Risk Factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Settlement

We expect to deliver the Pre-Funded warrants and accompanying Series G warrants to purchasers on or about August 22, 2025, which is the third business day following the date of pricing of the warrants (such settlement being referred to as “T+3”).

Nasdaq Capital Market Symbol

“IBIO” for our common stock.

There is no established trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The number of shares of common stock to be outstanding after this offering is based on 19,654,625 shares of common stock outstanding as of August 11, 2025, and excludes:

•	1,185,924 shares of our common stock issuable upon the exercise of stock options to purchase common stock that were outstanding as of August 11, 2025, with a weighted-average exercise price of $5.92 per share;

•	11 shares of our common stock issuable upon the vesting of restricted stock units that were outstanding and unvested as of August 11, 2025;

•	3,014,955 shares of our common stock issuable upon the exercise of our previously issued pre-funded warrants to purchase common stock that were outstanding as of August 11, 2025, with an exercise price of $0.0001 per share;

•	13,315,899 shares of our common stock issuable upon the exercise of our previously issued warrants to purchase common stock that were outstanding as of August 11, 2025, with a weighted-average exercise price of $1.30 per share; and

•	396,433 shares of our common stock reserved for issuance pursuant to future awards under our 2023 Omnibus Equity Incentive Plan (the “2023 Plan”) as of August 11, 2025.

In addition, unless we specifically state otherwise, all information in this prospectus supplement reflects and assumes:

•	no exercise of outstanding stock options, restricted stock units, or previously issued pre-funded warrants or warrants;

•	no additional grants under the 2023 Plan;

•	full exercise of the Pre-Funded warrants being issued in this offering; and

•	no exercise of the Series G warrants being issued in this offering, no exercise of the Series H warrants issuable upon exercise of the Series G warrants and no exercise of the pre-funded warrants issuable upon exercise of the Series G warrants or the Series H warrants.

The information in this prospectus supplement does not reflect the issuance of up to approximately $4.4 million of shares of our common stock that remain available for sale as of the date of this prospectus supplement under our “at-the-market” program (“ATM Program”) with Chardan Capital Markets, LLC and Craig-Hallum Capital Group LLC.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent annual report on Form 10-K for the year ended June 30, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024, December 31, 2024 and March 31, 2025, which we incorporate by reference herein, and other information that we file from time to time with the SEC after the date of this prospectus supplement and which we incorporate by reference herein, together with any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering and our Securities

If you purchase securities in this offering, you will suffer immediate dilution in the book value of your investment.

The public offering price of the Pre-Funded warrants and accompanying Series G warrants is substantially higher than the as adjusted net tangible book value per share of our common stock. Therefore, if you purchase Pre-Funded warrants and the accompanying Series G warrants, in this offering, you will pay a price that substantially exceeds our as adjusted net tangible book value per share after giving effect to this offering. Based on a public offering price of $0.699 per Pre-Funded warrant and accompanying Series G warrant, you will experience immediate dilution of $0.039 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering and the public offering price. To the extent shares subsequently are issued under outstanding options or warrants you will incur further dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion over the use of our cash and cash equivalents, including any net proceeds we receive in this offering, and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds.”

If a significant portion of our total outstanding shares are sold into the market, the market price of our common stock could drop significantly, even if our business is doing well.

We currently have on file with the SEC a universal shelf registration statement on Form S-3 which allows us to offer and sell up to $150.0 million of a variety of securities, including common stock, preferred stock, debt securities, units or warrants from time to time pursuant to one or more offerings at prices and terms to be determined at the time of sale. We also entered into an At Market Issuance Sales Agreement with Chardan Capital Markets, LLC and Craig-Hallum Capital Group LLC, pursuant to which we may offer and sell shares of our common stock from time to time having an aggregate offering price of up to approximately $4.4 million under our ATM Program. As of the date of this prospectus supplement, we have sold 3,458,156 shares of our common stock under our ATM Program. Sales of a substantial number of shares of our common stock pursuant to the ATM Program, under our universal shelf registration statement or otherwise, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future and could also dilute our stockholders.

Moreover, certain holders of our common stock, including Lincoln Park, have rights, subject to conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. Registration of these shares under the Securities Act would result in the shares becoming freely tradeable in the public market, subject to the restrictions of Rule 144 in the case of our affiliates. As of the date of this prospectus supplement, we have filed registration statements registering the resale of 4,474,945 shares of common stock. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our common stock could decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Our ability to raise additional capital, including through sales of shares of common stock under the ATM Program, may be limited if the public float of our common stock continues to be less than $75.0 million.

Under current SEC regulations, if the aggregate market value of our common stock held by non-affiliates, or public float, is less than $75.0 million at the time we file our Annual Report on Form 10-K for the year ended June 30, 2025 or earlier in some cases, and for so long as our public float remains less than $75.0 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus supplement, will be limited to an aggregate of one-third of our public float. As of August 11, 2025, our public float was approximately $20.0 million. If our public float decreases, the amount of securities we may sell under Form S-3 may also decrease.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to stockholders for the foreseeable future.

There is no public market for the warrants..

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading systems. Without an active trading market, the liquidity of the warrants will be limited.

Except as set forth in the applicable warrants, holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of such warrants, except for the right to participate in certain dividends and distributions (if any) or as otherwise set forth in the applicable warrants, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of, or potentially any, additional funds upon the exercise of the Pre-Funded warrants and may not receive any additional funds upon the exercise of the Series G warrants (or the exercise of the Series H warrants issuable upon exercise of the Series G warrants or the exercise of any pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants); however, any exercise would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Each Pre-Funded warrant and each pre-funded warrant issuable upon exercise of the Series G warrants or the Series H warrants will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or, in certain circumstances at the holder’s discretion, by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful, or potentially any, additional funds upon the exercise of the Pre-Funded warrants or the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants. To the extent such Pre-Funded warrants or the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market.

Additionally, the Series G warrants (and the Series H warrants issuable upon exercise of the Series G warrants ) may be exercised prior to their expiration date, at the discretion of the holders thereof, by way of a cashless exercise if at the time of exercise there is no effective registration statement or prospectus available which covers such warrants and shares of common stock and Series H warrants issuable upon exercise of such warrants, as applicable. To the extent such Series G warrants or Series H warrants are exercised by way of a cashless exercise, additional shares of common stock will be issued for no additional consideration, which will result in dilution to the then existing holdings of our common stock and will increase the number of shares eligible for resale in the public market.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the warrants that they hold for shares of common stock; and it may not ever be profitable for holders of Series G warrants and Series H warrants to exercise such warrants.

The exercisability of the Pre-Funded warrants and Series G warrants (and the Series H warrants issuable upon exercise of the Series G warrants and any pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants) is or will be subject to beneficial ownership limitations as described in “Description of Securities We Are Offering.” As a result, you may not be able to exercise your Pre-Funded warrants, your Series G warrants or your Series H warrants or any pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants for shares of our common stock at a time when it would be financially beneficial for you to do so.

Holders of the Series G warrants may exercise their right to acquire the common stock (or exercise such warrants into pre-funded warrants) and Series H warrants and holders of Series H warrants may exercise their right to acquire the common stock (or exercise such warrants into pre-funded warrants), in each case prior to their respective expiration dates, as described in “Description of Securities We Are Offering,” after which time any unexercised warrants will expire and have no further value.

Following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the respective exercise prices of the Series G warrants or Series H warrants, and, consequently, it may not ever be profitable for holders of such warrants to exercise such warrants.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock. Our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if our common stock is delisted.

Our common stock is currently listed for trading on The Nasdaq Capital Market, and the continued listing of our common stock on The Nasdaq Capital Market is subject to our compliance with a number of listing standards. On July 29, 2025, we received a notice from Nasdaq that because the closing bid price for our common stock had fallen below $1.00 per share for 30 consecutive business days, we no longer complied with the Minimum Bid Price Requirement for continued listing on The Nasdaq Capital Market. We have a compliance period of 180 calendar days, or until January 26, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2), and may also be eligible for additional time to comply. During this 180-day period, we anticipate reviewing our options to regain compliance with the Minimum Bid Price Requirement, including the possibility of conducting a reverse stock split.

If we fail to regain compliance with the Minimum Bid Price Requirement, or if we fail to continue to meet all applicable continued listing requirements for Nasdaq in the future, Nasdaq could delist our securities. There can be no assurance that we would be eligible for additional time to regain compliance, if applicable, that we will regain such compliance, or that we will maintain compliance with all applicable continued listing requirement for Nasdaq in the future, and Nasdaq could make a determination to delist our common stock.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. Delisting from Nasdaq would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock, and could adversely affect our ability to raise additional financing through the public or private sale of equity securities or result in potential breaches under or terminations of our agreements with third parties. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

The estimated financial results included in this prospectus are preliminary and undue reliance should not be placed on the preliminary estimates.

The estimates of cash and cash equivalents as of June 30, 2025 included in this prospectus are our preliminary estimates based on currently available information and are subject to completion of our financial closing procedures. They do not present all necessary information for an understanding of our financial condition as of June 30, 2025. Our independent registered public accounting firm has not conducted an audit or review of and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited results. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the preliminary estimates set forth above. We expect to complete our audited financial statements for the year ended June 30, 2025 later this quarter and consequently such financial statements will not be available to you prior to you investing in this offering. Accordingly, undue reliance should not be placed on the preliminary estimates.

Risks Related to our Business

Our most advanced product candidates depend on intellectual property licensed from third parties and termination of any of these or future licenses could result in the loss of significant rights, which could adversely affect our business, results of operations and financial condition.

We are dependent on patents, know-how and proprietary technology, some of which is owned and some of which is licensed from others. With respect to our obesity and cardiometabolic program, we have a license to four provisional applications for a future U.S. patent application that relate to our leading anti-myostatin antibody product candidate, IBIO-600, alone and when used in combination with Activin A. In addition, we have a license to three provisional applications for a future U.S. patent application that relate to our Activin E engineered antibody candidate, IBIO-610. These licenses exist under two exclusive license agreements (the “AstralBio Licenses”) with AstralBio granting us exclusive, worldwide licenses to develop, manufacture, commercialize and otherwise exploit, IBIO-600 and IBIO-610, which are our most advanced preclinical product candidates. Any termination of these licenses could result in the loss of significant rights and could harm our ability to commercialize our product candidates. The AstralBio Licenses impose, and we expect that future license and acquisition agreements will impose, various diligence, milestone payments and other obligations on us. If we fail to comply with our obligations under current or future intellectual property license agreements, we may be required to pay damages and the licensor may have the right to terminate the license. Any termination of these licenses could result in the loss of significant rights and could harm our ability to develop, manufacture and/or commercialize our product candidates.

Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates. Our business also would suffer if any current or future licensors fail to abide by the terms of the license, if the licensors fail to enforce licensed patents against infringing third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights.

Our AI/ML platform leverages internal data as well as data from third parties. Defects in, or loss of access to, our databases or those of third parties may impair our ability to discover additional targets and develop our product candidates.

We use our AI/ML platform to improve our target discovery programs by improving the hit finding and lead optimization process and by helping us identify desired epitope targets on target proteins. Our AI/ML platform accesses and has been trained using third-party databases. If access to this data is lost or limited, or if this data becomes outdated, it may delay or otherwise adversely affect our ability to develop our product candidates. Our AI/ML platform is the subject of several patent filings in the U.S. including one issued patent and one pending patent application directed to our epitope-steering AI engine; two provisional applications for a future patent application directed to our optimized next-generation CD3 T-cell engager antibody EngageTx platform; and a patent application directed to our ShieldTx antibody masking technology. Certain aspects of our AI/ML program are also protected by trade secrets. However, our competitors may render our approaches obsolete, by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in our drug discovery process that we believe we derive from our research approach and proprietary technologies.

Our proprietary software tools are inherently complex and may contain defects or errors. Errors may result from the interface of our hardware or proprietary software tools with our data or third-party systems and data. The risk of errors is particularly significant when new software or hardware is first introduced or when new versions or enhancements of existing software or hardware are implemented. Any errors, defects, disruptions or other performance problems with our software, hardware or data sets could hurt our ability to gather valuable insights that we intend to use to assist in developing our current and future product candidates and drive our drug discoveries. We outsource the majority of the core network infrastructure relating to our AI/ML platform to third-party hosting services. We have limited control, if any, over any of these third parties, and we cannot guarantee that such third-party providers will not experience system interruptions, outages or delays or deterioration in their performance. We have experienced, and expect that in the future we may again experience, interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints.

Furthermore, the development and use of AI/ML present various privacy and security risks that may impact our business. AI/ML are subject to privacy and data security laws, as well as increasing regulation and scrutiny. For example, several jurisdictions around the globe, including Europe and certain U.S. states, have proposed, enacted or are considering laws governing the development and use of AI/ML. We expect other jurisdictions will adopt similar laws. Additionally, certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making, which may be incompatible with our use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices or retrain our AI/ML or prevent or limit our use of AI/ML. For example, the Federal Trade Commission has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot use AI/ML or our use is restricted, our preclinical research and development programs may be less efficient, or we may be at a competitive disadvantage. The occurrence of any of the foregoing events could prevent us from leveraging our AI/ML capability and software to help us develop our product candidates more efficiently than existing industry tools and have a material adverse effect on our business, financial condition, results of operations or prospects.

Inappropriate or controversial data practices by data scientists, engineers and end-users of our or our competitors’ products could also impair the acceptance of AI products. Though our business practices are designed to mitigate many of these risks, if we enable or offer AI products that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

Our investments in deploying AI technologies may be substantial and may be more expensive than anticipated. If our AI Drug Discovery Platform does not function reliably, fails to meet expectations in terms of performance, or cannot be fully utilized due to increasing regulation or reputational concerns, we may be unable to provide such services we’ve contracted for with third parties, our customers may stop using our products, or our competitors may incorporate AI technology into their products or services more successfully than we do, all of which may impair our ability to effectively compete in the market.

Preclinical and clinical development involves a lengthy and expensive process, with an uncertain outcome. We or our collaborators may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our current product candidates or any future product candidates.

All of our product candidates are in preclinical development. The risks associated with our product candidates not proceeding through clinical development is high. We expect it will be many years before we commercialize any product candidate, if ever. The product candidates we are developing are unproven, which makes it difficult to accurately predict the challenges we may face with respect to our product candidates as they proceed through development. It is also impossible to predict whether our clinical trials will proceed through registrational trials and when or if any of our product candidates will receive regulatory approval. To obtain the requisite regulatory approvals to commercialize any product candidates, we must demonstrate through extensive preclinical studies and lengthy, complex and expensive clinical trials that our product candidates are safe and effective in humans. Clinical testing can take many years to complete, and its outcome is inherently uncertain. Commencing any future clinical trials is subject to finalizing the trial design and submitting an application to the FDA or a comparable foreign regulatory authority. Even after we make our submission, the FDA or comparable foreign regulatory authority could disagree that we have satisfied their requirements to commence our clinical trials or disagree with our trial design, which may require us to complete additional studies or trials, amend our protocols or impose stricter conditions on the commencement of clinical trials.

Alternative technologies may supersede our technologies or make them noncompetitive, which would harm our ability to generate future revenue.

The manufacture of precision antibodies and use of artificial intelligence to do so is intensely competitive. There are currently extensive research efforts in this field, which result in rapid technological progress that can render existing technologies obsolete or economically noncompetitive. If our competitors succeed in developing more effective technologies or render our technologies obsolete or noncompetitive, our business will suffer. Many universities, public agencies and established pharmaceutical, biotechnology, and other life sciences companies with substantially greater resources than we have are developing and using technologies and are actively engaging in the development of products similar to or competitive with our technologies and products. To remain competitive, we must continue to invest in new technologies and improve existing technologies. To make such renewing investment we will need to obtain additional financing and/or collaborations. If we are unable to secure such financing, we will not have sufficient resources to continue such investment. In addition, they also have significantly greater experience in the discovery and development of products, as well as in obtaining regulatory approvals of those products in the United States and in foreign countries. Our current and potential future competitors also have significantly more experience commercializing drugs that have been approved for marketing. Mergers and acquisitions in the pharmaceutical and biotechnology industries could result in even more resources being concentrated among a small number of our competitors.

Our competitors may develop technologies and products or devise methods and processes for protein expression that are faster, safer, more efficient or less costly than that which can be achieved using our technologies which may render our technologies obsolete. Our competitors might succeed in obtaining regulatory approval for competitive products more rapidly than we can for our product candidates. In addition, the pharmaceutical and biotechnology industry is characterized by rapid technological change. Because our research approach integrates many technologies, it may be difficult for us to remain current with the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Our competitors may render our technologies obsolete by advancing their existing technological approaches or developing new or different approaches. There has been and continues to be substantial academic and commercial research effort devoted to the development of such methods and processes. If successful competitive methods are developed, it may undermine the commercial basis for our products and our technologies and related services.

For our obesity and cardiometabolic disease, not only will we compete with fully integrated pharmaceutical companies, but we will also compete with various companies that have developed or are trying to develop weight-loss treatments or cardiovascular therapies. Certain of our competitors have substantially greater capital resources, large customer bases, broader product lines, sales forces, greater marketing and management resources, larger research and development staffs with extensive facilities and equipment than we do and have more established reputations as well as global distribution channels. Our most significant competitors, among others, are fully integrated pharmaceutical companies such as Eli Lilly and Company, Novo Nordisk A/S, Amgen Inc., Bristol-Myers Squibb Company, Merck & Co., Inc., Novartis AG, MedImmune, LLC (a wholly owned subsidiary of AstraZeneca plc), Johnson & Johnson, Pfizer Inc., Merck KGaA and Sanofi SA, and more established biotechnology companies such as Genentech, Inc. (a member of the Roche Group), Gilead Sciences, Inc. and its subsidiary Kite Pharma, Inc, and Regeneron Pharmaceuticals. We also compete with additional companies who are more advanced in the obesity and cardiometabolic space, such as Keros Therapeutics, Inc., Scholar Rock, Inc., Biohaven, Ltd., Structure Therapeutics, Inc., Viking Therapeutics, Inc., Veru Inc., Zealand Pharma A/S, Metsera, Inc., Terns Pharmaceuticals, Inc., Skye Bioscience, Inc., SixPeaks Bio AG, Laekna, Inc., Wave Life Sciences Ltd., Arrowhead Pharmaceuticals, Inc., Alnylam Pharmaceuticals, Inc., and Helicore Biopharma Inc., as well as tech enabled drug discovery companies such as Recursion, Inc., AbCellera Biologics, Inc., Cellarity, Inc., BenevolentAI, and others, some of which have substantially greater financial, technical, sales, marketing, and human resources than we do.

We may conduct our initial clinical studies for IBIO-610 and our other product candidates outside of the United States. However, the FDA and other foreign equivalents may not accept data from such studies, in which case our development plans will be delayed, which could materially harm our business.

We may conduct our Phase 1 clinical studies for IBIO-610 and other product candidates in Australia, Canada or other foreign countries. The acceptance of study data from clinical studies conducted outside the United States or another jurisdiction by the FDA or applicable foreign authority may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical studies are intended to serve as the sole basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; (ii) the studies were performed by clinical investigators of recognized competence and pursuant to good clinical practices (“GCP”) regulations; and (iii) the data may be considered valid without the need for an on-site inspection by the FDA, or if the FDA considers such inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. In addition, even where the foreign study data are not intended to serve as the sole basis for approval, the FDA will not accept the data as support for an application for marketing approval unless the study is well-designed and well-conducted in accordance with GCP requirements and the FDA is able to validate the data from the study through an onsite inspection if deemed necessary. Many foreign regulatory authorities have similar approval requirements. In addition, such foreign studies would be subject to the applicable local laws of the foreign jurisdictions where the studies are conducted. There can be no assurance that the FDA or any applicable foreign authority will accept data from studies conducted outside of the United States or the applicable jurisdiction. If the FDA or any applicable foreign authority does not accept such data, it would result in the need for additional studies, which could be costly and time-consuming, and which may result in current or future product candidates that we may develop not receiving approval for commercialization in the applicable jurisdiction.

We believe that clinical data generated in Australia and Canada or other foreign countries will be accepted by the FDA and its foreign equivalents outside of the United States; however, there can be no assurance the FDA or applicable foreign authorities will accept data from any other clinical studies that we may conduct in Australia, Canada or other foreign countries. If the FDA or applicable foreign authorities do not accept any such data, we would likely be required to conduct additional Phase 1 clinical studies, which would be costly and time consuming, and delay aspects of our development plan, which could harm our business.

Conducting clinical studies outside the United States exposes us to additional risks, including risks associated with:

•	additional foreign regulatory requirements;

•	foreign exchange fluctuations;

•	compliance with foreign manufacturing, customs, shipment and storage requirements;

•	cultural differences in medical practice and clinical research; and

•	diminished protection of intellectual property in some countries.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $46.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Series G warrants issued in this offering (and the Series H warrants upon exercise of the Series G warrants). The Pre-Funded warrants and Series G warrants (and the Series H warrants upon exercise of the Series G warrants) may be exercised for cash or, in certain circumstances at the holder’s discretion, on a net exercise or “cashless” basis. There can be no assurance that any of the warrants will be exercised for cash or at all, and it is possible that the Series G warrants and the Series H warrants may expire without being exercised. If all of the Series G warrants sold in this offering and all of the Series H warrants underlying the Series G warrants were to be exercised in cash at their exercise price, we would receive additional gross proceeds of approximately $50 million. We cannot predict when or if the warrants will be exercised. It is possible that the Series G warrants and/or Series H warrants may expire and never be exercised.

As of June 30, 2025, we had cash, cash equivalents and restricted cash of $8.8 million. We currently intend to use the net proceeds from this offering, together with existing cash and cash equivalents, to advance our preclinical cardiometabolic programs, including IBIO-610, the myostatin and activin A bispecific, and IBIO-600 programs, through key development milestones, as well as to continue to progress our other preclinical pipeline assets, and the balance, if any, to fund our working capital requirements and for other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the timing and progress of our development efforts, the status of and results from future clinical trials, the development obligations under our collaboration agreements, the timing of regulatory submissions, as well as any collaboration, licensing or similar transactions that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will have broad discretion over the use of proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

The net proceeds from this offering, together with our existing cash and cash equivalents, will not be sufficient for us to fund our preclinical programs into late-stage clinical development, and we will need to raise additional capital to achieve our business objectives.

Pending application of the net proceeds as described above, we intend to invest the net proceeds in a variety of capital preservation investments including short-term, investment-grade, interest-bearing instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends on our securities in the foreseeable future.

DILUTION

Our net tangible book value as of March 31, 2025 was approximately $5.3 million, or $0.52 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2025. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Our pro forma net tangible book value as of March 31, 2025 was approximately $13.9 million, or $0.71 per share, after giving effect to (i) the entry into a warrant inducement agreement, dated April 29, 2025, pursuant to which holders of certain of our outstanding warrants exercised their warrants to purchase 5,626,685 shares of our common stock for net proceeds of $5.9 million, (ii) the issuance of 3,458,156 shares of our common stock sold under our ATM Program since March 31, 2025 for net proceeds of $2.7 million, (iii) the issuance of 503,508 shares of our common stock upon the exercise of pre-funded warrants for nominal proceeds, and (iv) the satisfaction of the $750,000 upfront fee for the intangible asset related to our Activin E license agreement, dated as of April 21, 2025, with AstralBio by a credit provided by AstralBio pursuant to a collaboration they entered with the Company.

After giving further effect to our issuance and sale of 71,540,000 Pre-Funded warrants to purchase shares of common stock and accompanying Series G warrants in this offering at the public offering price of $0.699 per Pre-Funded warrant and Series G warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us (and assuming the full exercise of the Pre-Funded warrants, but assuming no exercise of the Series G warrants offered hereby, the underlying Series H warrants, or the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants and any resulting accounting associated with the warrants), our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $60.4 million, or $0.66 per share. This represents an immediate decrease in pro forma as adjusted net tangible book value of $0.05 per share to existing stockholders and immediate dilution of $0.039 per share to new investors purchasing our securities in this offering. The following table illustrates this dilution on a per share basis:

Combined public offering price per Pre-Funded warrant and accompanying Series G warrant		$0.699
Historical net tangible book value per share as of March 31, 2025	$0.52
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$0.19
Pro forma net tangible book value per share as of March 31, 2025	$0.71
Decrease in net tangible book value per share attributable to new investors purchasing securities in this offering	$0.05
Pro forma as adjusted net tangible book value per share as of March 31, 2025		$0.66
Dilution per share to new investors purchasing securities in this offering		$0.039

The number of shares of common stock to be outstanding after this offering is based on 10,066,276 shares of common stock outstanding as of March 31, 2025, and excludes:

•	1,449,424 shares of our common stock issuable upon the exercise of stock options to purchase common stock that were outstanding as of March 31, 2025, with a weighted-average exercise price of $5.15 per share;

•	11 shares of our common stock issuable upon the vesting of restricted stock units that were outstanding and unvested as of March 31, 2025;

•	3,518,463 shares of our common stock issuable upon the exercise of our previously issued pre-funded warrants to purchase common stock that were outstanding as of March 31, 2025, with an exercise price of $0.0001 per share (including pre-funded warrants to purchase 503,508 shares of our common stock that were exercised after March 31, 2025);

•	9,647,107 shares of our common stock issuable upon the exercise of our previously issued warrants to purchase common stock that were outstanding as of March 31, 2025, with a weighted-average exercise price of $2.30 per share (including warrants to purchase 5,626,685 shares of our common stock that were exercised after March 31, 2025 pursuant to a warrant inducement agreement, dated April 29, 2025); and

•	132,933 shares of our common stock reserved for issuance pursuant to future awards under the 2023 Plan as of March 31, 2025.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering Pre-Funded warrants to purchase shares of our common stock, together with accompanying Series G warrants to purchase (i) shares of our common stock (or, for those investors who so choose, pre-funded warrants in lieu thereof) and (ii) Series H warrants to purchase shares of our common stock (or, for those investors who so choose, pre-funded warrants in lieu thereof). We are also registering the shares of common stock and Series H warrants issuable from time to time upon exercise of the warrants. The Pre-Funded warrants and accompanying Series G warrants (and, upon exercise of the Series G warrants, the shares of common stock and Series H warrants underlying the Series G warrants) are immediately separable and will be issued separately but can only be purchased together in this offering. In addition, holders of Series G warrants and Series H warrants will, in their discretion, be entitled to exercise their Series G warrants and Series H warrants for pre-funded warrants. The following summary of certain terms and conditions of the Pre-Funded warrants, Series G warrants, and Series H warrants and the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants being offered in this offering is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded warrants, Series G warrants and Series H warrants, and the pre-funded warrants issuable upon exercise of the Series G warrants or Series H warrants, the forms of which will be filed as exhibits to a current report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of the warrants for a complete description of the terms and conditions thereof.

The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Pre-Funded Warrants and Pre-Funded Warrants Issuable Upon Exercise of the Series G Warrants and Series H Warrants

Duration and Exercise Price

Each Pre-Funded warrant and each pre-funded warrant issuable upon exercise of a Series G warrant or Series H warrant offered hereby will have an initial exercise price per share equal to $0.001. The Pre-Funded warrants and the pre-funded warrants issuable upon exercise of Series G warrants or Series H warrants will be immediately exercisable from their date of issuance and will expire when exercised in full. The exercise price and number of shares of our common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the pre-funded warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Pre-Funded warrants will be issued together with an accompanying Series G warrant but will be immediately separable.

Exercisability

The Pre-Funded warrants and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of the shares of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (such persons, “Attribution Parties”)) may not exercise any portion of the Pre-Funded warrant and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase such percentage to 9.99% or 19.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded warrants and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant. Purchasers of Pre-Funded warrants and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant in this offering may also elect prior to the issuance of the Pre-Funded warrants and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant to have the initial exercise limitation set at 9.99% or 19.99% of our outstanding shares of common stock.

Cashless Exercise

If, at the time a holder exercises its Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant, a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant under the Securities Act is not then effective or the prospectus contained therein is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant.

Fractional Shares

No fractional shares of common stock or scrip representing fractional shares will be issued upon the exercise of the Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded warrant may be transferred at the option of the holder upon surrender of the Pre-Funded warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of Pre-Funded warrants and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant will be extremely limited. The shares of common stock issuable upon exercise of the Pre-Funded warrants and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant are currently traded on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant or by virtue of such holder’s ownership of common stock, the holders of the Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant. The Pre-Funded warrants and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant will provide that holders have the right to participate in distributions or dividends paid on common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded warrants and pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant and generally including (i) our merger or consolidation, directly or indirectly, in one or more related transactions with or into another person and we are not the surviving entity, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition, directly or indirectly, of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of our outstanding common stock or greater than 50% of the voting power of our common equity, (iv) effecting, directly or indirectly, any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property (other than a stock split), or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires greater than 50% of our outstanding shares of common stock or greater than 50% of the voting power of our common equity, then upon any subsequent exercise of the Pre-Funded warrants or pre-funded warrants issuable upon exercise of a Series G warrant or Series H warrant, the holders will be entitled to receive for each share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or the Company, if it is the surviving corporation, and any additional consideration receivable as a result of the fundamental transaction.

Series G Warrants

Duration and Exercise Price

Each Pre-Funded warrant offered hereby shall be accompanied by a Series G warrant to purchase (i) one-half of a share of our common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof) and (ii) one Series H warrant to purchase one-half of a share of our common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof). The Series G warrants will have an initial exercise price of $0.70 per whole share of common stock (or $0.699 per Pre-Funded warrant) and accompanying Series H warrant. The Series G warrants will be exercisable immediately upon issuance and will expire on the date that is the earlier of (i) 30 trading days following the Trial Initiation Milestone and (ii) five years from the date of issuance. In addition, to the extent the proportion of the unexercised portion of the Series G warrant relative to the originally issued Series G warrant is greater than the proportion of the unexercised portion of the originally issued Pre-Funded warrant relative to the originally issued Pre-Funded warrant, each Series G warrant will immediately expire in proportion to the extent that the corresponding originally issued Pre-Funded warrant held by a holder is exercised prior to the occurrence of the Trial Initiation Milestone. The exercise price and the number of shares of common stock issuable upon exercise of the Series G warrant are all subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Series G warrants, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Series G warrants will be issued together with a Pre-Funded warrant but will be immediately separable.

Exercisability

The Series G warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its Attribution Parties) may not exercise any portion of the Series G warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase such percentage to 9.99% or 19.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series G warrants. Purchasers of Series G warrants in this offering may also elect prior to the issuance of the Series G warrants to have the initial exercise limitation set at 9.99% or 19.99% of our outstanding shares of common stock. If the holder is not permitted to exercise a Series G warrant for common stock due to the foregoing limitation, then the holder may exercise such warrant for an equivalent number of pre-funded warrants, with an exercise price of $0.001, in the form of Pre-Funded warrant to purchase shares of common stock described above under “—Pre-Funded Warrants.”

Cashless Exercise

If, at the time a holder exercises its Series G warrants after its initial exercise date, a registration statement registering the issuance of the shares of common stock underlying such warrant under the Securities Act is not then effective or the prospectus contained therein is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares equal to such number of shares determined according to a formula set forth in the Series G warrant, and a Series H warrant to purchase a number of shares of common stock (or pre-funded warrants in lieu thereof) equal to the number of shares of common stock that would be issuable upon such exercise of the Series G warrant in accordance with its terms if such exercise were by means of a cash exercise rather than a cashless exercise.

Fractional Shares

No fractional shares of common stock or scrip representing fractional shares will be issued upon the exercise of the Series G warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Series G warrant may be transferred at the option of the holder upon surrender of such warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Series G warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list such warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of such warrants will be extremely limited. The shares of common stock issuable upon exercise of the Series G warrants are currently traded on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Series G warrant or by virtue of a holder’s ownership of common stock, the holders of Series G warrants do not have the rights or privileges of holders of shares of common stock, including any voting rights, until they exercise their warrants. The Series G warrants will provide that holders have the right to participate in distributions or dividends paid on common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series G warrants and generally including (i) our merger or consolidation, directly or indirectly, in one or more related transactions with or into another person and we are not the surviving entity, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition, directly or indirectly, of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of our outstanding common stock or greater than 50% of the voting power of our common equity, (iv) effecting, directly or indirectly, any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property (other than a stock split), or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement (other than a stock split)) with another person or group of persons whereby such other person or group acquires greater than 50% of our outstanding shares of common stock or greater than 50% of the voting power of our common equity, then upon any subsequent exercise of the Series G warrant, holders will be entitled to receive for each share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or the Company, if it is the surviving corporation, and any additional consideration receivable as a result of the fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series G warrants have the right to require us or a successor entity to redeem such warrants for cash in the amount of the Black Scholes Value (as defined in the Series G warrant) of the unexercised portion of such warrant concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Series G warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such warrants that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Series H Warrants

Duration and Exercise Price

Each Series H warrant will be a warrant to purchase one-half of a share of our common stock (or, for those investors who so choose, a pre-funded warrant to purchase one-half of a share of common stock in lieu thereof) and will have an initial exercise price of $0.70 per whole share of common stock (or $0.699 per Pre-Funded warrant). The Series H warrants will be exercisable immediately upon issuance and will expire on the four year anniversary of the closing date of this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Series H warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Series H warrants will be issued separately from the share of common stock issued upon exercise of the corresponding Series G warrants.

Exercisability

The Series H warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its Attribution Parties) may not exercise any portion of the Series H warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase such percentage to 9.99% or 19.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series H warrant. Purchasers of Series H warrants in this offering may also elect prior to the issuance of the Series H warrants to have the initial exercise limitation set at 9.99% or 19.99% of our outstanding shares of common stock. If the holder is not permitted to exercise a Series H warrant for common stock due to the foregoing limitation, then the holder may exercise such warrant for an equivalent number of pre-funded warrants, with an exercise price of $0.001, in the form of Pre-Funded warrant to purchase shares of common stock described above under “—Pre-Funded Warrants.”

Cashless Exercise

If, at the time a holder exercises its Series H warrants after its initial exercise date, a registration statement registering the issuance of the shares of common stock underlying such warrant under the Securities Act is not then effective or the prospectus contained therein is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares determined according to a formula set forth in such warrant.

Fractional Shares

No fractional shares of common stock or scrip representing fractional shares will be issued upon the exercise of the Series H warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Series H warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Series H warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list such warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of such warrants will be extremely limited. The shares of common stock issuable upon exercise of the Series H warrants are currently traded on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Series H warrant or by virtue of a holder’s ownership of common stock, the holders of Series H warrants do not have the rights or privileges of holders of shares of common stock, including any voting rights, until they exercise their warrants. The Series H warrants will provide that holders have the right to participate in distributions or dividends paid on common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Series H warrants and generally including (i) our merger or consolidation, directly or indirectly, in one or more related transactions with or into another person and we are not the surviving entity, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition, directly or indirectly, of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of our outstanding common stock or greater than 50% of the voting power of our common equity, (iv) effecting, directly or indirectly, any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property (other than a stock split), or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement (other than a stock split)) with another person or group of persons whereby such other person or group acquires greater than 50% of our outstanding shares of common stock or greater than 50% of the voting power of our common equity, then upon any subsequent exercise of the Series H warrant holders will be entitled to receive for each share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or the Company, if it is the surviving corporation, and any additional consideration receivable as a result of the fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series H warrants have the right to require us or a successor entity to redeem such warrants for cash in the amount of the Black Scholes Value (as defined in the Series H warrant) of the unexercised portion of such warrant concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Series H warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such warrants that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Common Stock

See “Description of Capital Stock” in our prospectus for more information regarding the shares of common stock issuable upon exercise of the warrants. Our common stock is currently listed on the Nasdaq Capital Market under the trading symbol “IBIO.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material U.S. federal income tax considerations and certain U.S. federal estate tax considerations relating to the acquisition, ownership, and disposition of our securities applicable to non-U.S. holders that purchase our securities in this offering and hold it as a “capital asset” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our securities (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or otherwise treated as a domestic corporation;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined under the Code, (“U.S. persons”) have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our securities should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

This discussion is based on current provisions of the Code, final, temporary and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all in effect as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to differing interpretation. Any change could alter the tax consequences to non-U.S. holders described herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s particular circumstances nor does it address any aspects of U.S. state or local or non-U.S. taxes, other U.S. federal tax, the alternative minimum tax, the tax on net investment income, or the special tax accounting rules under Section 451(b) of the Code. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	banks, insurance companies and other financial institutions;

•	brokers or dealers or traders in securities;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	persons who hold or receive our securities pursuant to the exercise of any employee stock option or otherwise as compensation;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons that own, or have owned, actually or constructively, more than 5% of our stock (including, for this purpose, our pre-funded warrants) at any time;

•	persons who hold our securities as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or who have elected to mark securities to market;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	non-U.S. governments and governmental organizations; and

•	former citizens or long-term residents of the United States.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. PROSPECTIVE HOLDERS OF OUR SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

Characterization of the Pre-Funded Warrants for Tax Purposes

Although the characterization of the Pre-Funded warrants for U.S. federal income tax purposes is not entirely clear, because the exercise price of the Pre-Funded warrants is a nominal amount, we intend to treat the Pre-Funded warrants as our common stock for U.S. federal income tax purposes and a holder of Pre-Funded warrants should generally expect to be taxed in the same manner as a holder of our common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a Pre-Funded warrant (except to the extent of cash received in lieu of a fractional share), and upon exercise, the holding period of the share of common stock received should include the holding period of the Pre-Funded warrant. Similarly, the tax basis of a share of common stock received upon exercise of a Pre-Funded warrant should include the tax basis of the Pre-Funded warrant increased by the exercise price of $0.001 per share. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Our position with respect to the characterization of Pre-Funded warrants is not binding on the IRS and the IRS may treat the Pre-Funded warrants as warrants to acquire our common stock and, if so, the tax considerations to a holder with respect to an investment in our Pre-Funded warrants could differ from the description below. Each holder should consult its tax advisor regarding the characterization of Pre-Funded warrants for U.S. federal income tax purposes, and the consequences of an investment in the Pre-Funded warrants based on such holder’s own particular facts and circumstances.

Allocation of Purchase Price

For U.S. federal income tax purposes, each Pre-Funded warrant and the accompanying Series G warrant issued pursuant to this offering will be treated as an “investment unit” consisting of one Pre-Funded warrant and the accompanying Series G warrant to acquire our common stock and Series H warrant, and each share of common stock and Series H warrant issued pursuant to the exercise of a Series G warrant will be treated as an “investment unit” consisting of one share of common stock and the accompanying Series H warrant. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the non-U.S. holder. This allocation of the purchase price for each unit will establish the non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the Pre-Funded warrants or common stock and the accompanying Series G warrants or Series H warrants, as applicable, included in each unit. The separation of the Pre-Funded warrants or common stock and the accompanying Series G warrants or Series H warrants included in a unit should not be a taxable event for U.S. federal income tax purposes. Each non-U.S. holder should consult its tax advisor regarding the allocation of the purchase price between the Pre-Funded warrants or common stock and the accompanying Series G warrants or Series H warrants.

Distributions on Our Common Stock and Pre-Funded Warrants

As discussed under the section titled “Dividend Policy” above, we do not expect to make distributions on our common stock or Pre-Funded warrants in the foreseeable future. However, if we do make distributions of cash or property on our common stock or Pre-Funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of distributions not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital of the non-U.S. holder’s investment and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock or Pre-Funded warrants, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Securities.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend. Any such distributions will also be subject to the discussions below under the headings “—FATCA” and “—Backup Withholding, Information Reporting and Other Reporting Requirements.”

Subject to the discussion in the next two paragraphs, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment or a fixed base maintained by such non-U.S. holder) will generally be exempt from the U.S. federal withholding tax described above, if the non-U.S. holder complies with applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates as would apply if such holder were a U.S. person (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder of our common stock or Pre-Funded warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. If the non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the financial institution or agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Our Securities

Subject to the discussion below under the headings “—FATCA” and “—Backup Withholding, Information Reporting and Other Reporting Requirements,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s common stock or warrants unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock, and, provided that our common stock is regularly traded on an established securities market within the meaning of applicable Treasury Regulations, the non-U.S. holder has held, directly, indirectly, or constructively, at any time during said period, more than 5% of our common stock including Pre-Funded warrants.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates that apply to U.S. persons. If the non-U.S. holder is a non-U.S. corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other disposition, which may be offset by certain U.S.-source capital losses, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. We believe that we are not and we do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes. Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise of Pre-Funded Warrants

A non-U.S. holder may exercise the Pre-Funded warrant by payment of the exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded warrants into shares of common stock is unclear, and non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded warrants. In general, however, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Pre-Funded warrant pursuant to either method. If such non-U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the Pre-Funded warrant, the non-U.S. holder’s receipt of cash generally will be treated as a sale of such fractional share subject to the rules described above under the section titled “—Gain on Sale or Other Disposition of Our Securities”.

Exercise of Series G Warrants and Series H Warrants

A non-U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exercise of a Series G warrant and Series H warrant and the related receipt of common stock or Series H warrants, as applicable, except to the extent cash is received in lieu of the issuance of a fractional share of our common stock and certain other conditions are present.

Lapse of Series G Warrants and Series H Warrants

If a non-U.S. holder allows a Series G warrant or Series H warrant to expire unexercised, such non-U.S. holder will recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the Series G warrant and Series H warrant.

Contingent Payments on the Series G Warrants and Series H Warrants

In certain circumstances, a holder of a Series G warrant and Series H warrant may receive payments upon the occurrence of certain contingencies. The tax treatment of such payments, if made, is subject to substantial uncertainty, and there is a significant risk that such payments are treated as U.S. source income that is subject to U.S. federal withholding tax at the rate of 30%. Non-U.S. holders should consult their own tax advisors as to the appropriate U.S. federal income tax treatment of any such contingent payments that may be made to them in respect of the Series G warrants and Series H warrants, the U.S. tax characterization of such payments and the potential for any such payments being subject to a U.S. withholding tax. Any U.S. federal income tax required to be withheld on any portion of such contingent payment may be withheld from shares of our common stock, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. Holder.

FATCA

Withholding taxes may be imposed under the so-called Foreign Account Tax Compliance Act (“FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock (including our Pre-Funded warrants), to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to the reporting rules of that intergovernmental agreement. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend.

Although withholding under FATCA applies also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations would eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by timely filing a U.S. federal income tax return. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

Backup Withholding, Information Reporting and Other Reporting Requirements

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock (including our Pre-Funded warrants) paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply regardless of whether such distributions constitute dividends and even if no withholding was required. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them, including the availability of and procedure for obtaining an exemption from backup withholding.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

U.S. Federal Estate Tax

Our securities that are owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal income tax considerations and certain U.S. federal estate tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Leerink Partners LLC is acting as representative of each of the underwriters named below and as lead bookrunning manager for this offering. LifeSci Capital LLC and Oppenheimer & Co. Inc. are acting as bookrunning managers. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Pre-Funded warrants and Series G warrants set forth opposite its name below.

Underwriters	Number of Pre- Funded Warrants	Number of Series G Warrants
Leerink Partners LLC	53,655,000	26,827,500
LifeSci Capital LLC	8,942,500	4,471,250
Oppenheimer & Co. Inc.	8,942,500	4,471,250
Total	71,540,000	35,770,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Pre-Funded warrants and the accompanying Series G warrants sold under the underwriting agreement if any of the Pre-Funded warrants and the accompanying Series G warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated in certain circumstances.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Pre-Funded warrants and the accompanying Series G warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Pre-Funded warrants and the accompanying Series G warrants, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representative has advised us that the underwriters propose initially to offer the Pre-Funded warrants and the accompanying Series G warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.0252 per Pre-Funded warrant and accompanying Series G warrant. After the offering, the public offering price, concession or any other term of this offering may be changed by the representative.

The following table shows the public offering price, underwriting discounts and commissions that we are to pay the underwriters and proceeds, before expenses, to us in connection with this offering.

	Per Pre-Funded Warrant and Accompanying Series G Warrant	Total
Public offering price	$0.699	$50,006,460
Underwriting discounts and commissions	$0.042	$3,004,680
Proceeds, before expenses, to us	$0.657	$47,001,780

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $485,000. We have agreed to reimburse the underwriters for certain expenses incurred by the underwriters in an amount up to $300,000.  In accordance with FINRA Rule 5110 these reimbursed expenses are deemed underwriting compensation for this offering. In addition to the foregoing, the underwriters have agreed to assist in soliciting the exercise of the Series G warrants and, if and when issued, the Series H warrants, in return for a fee of 6.0% of the gross proceeds received by us upon the cash exercise of such warrants during the 30 months following the closing of this offering.

Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as a financial advisor to us. We will pay a customary advisory fee for such services. Such advisory fee is included in our calculation of the estimated expenses payable by us in connection with this offering.

No Sales of Similar Securities

We, our executive officers and our directors have agreed not to sell or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock (the “lock-up securities”), for 90 days after the date of this prospectus supplement without first obtaining the written consent of Leerink Partners LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any lock-up securities;
•	sell any option or contract to purchase any lock-up securities;
•	purchase any option or contract to sell any lock-up securities;
•	grant any option, right or warrant for the sale of any lock-up securities;
•	otherwise dispose of or transfer any lock-up securities;
•	exercise any right with respect to the registration of any lock-up securities, or file or cause to be filed any registration statement;
•	enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any lock-up securities, whether any such swap, agreement or transaction is to be settled by delivery of lock-up securities, in cash or otherwise; or
•	publicly disclose the intention of doing any of the foregoing.

The lock-up provisions apply to lock-up securities. They also apply to such securities owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IBIO.” We do not intend to list the warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the securities is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of shares of our common stock since they are not required to purchase shares of common stock in this offering. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short positions by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

We expect to deliver the Pre-Funded warrants and accompanying Series G warrants to purchasers or about the date of delivery specified on the cover page of this prospectus supplement, which is the third business day following the date of pricing of the warrants (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Pre-Funded warrants or Series G warrants prior to the business day preceding the date of delivery will be required, by virtue of the fact that such warrants initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation; to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Blank Rome LLP, New York, New York. Covington & Burling LLP, New York, New York, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of iBio, Inc. appearing in iBio, Inc.’s Annual Report on Form 10-K, as amended, for the year ended June 30, 2024 have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Grassi & Co., CPAs, P.C., pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 20, 2024, as amended on September 24, 2024, including the information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 10, 2024 (under the headings “Information Regarding The Board of Directors and Corporate Governance”, “Executive Officers Who Are Not Directors”, “Executive Compensation”, “Director Compensation for 2024 Fiscal Year”, “Security Ownership of Certain Beneficial Owners and Management”, “Equity Compensation Plans”, “Transactions with Related Persons, Promoters and Certain Control Persons”, “Fees Paid to the Independent Registered Public Accounting Firm” and “Pre-Approval Policies and Procedures”);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024, December 31, 2024 and March 31, 2025, filed with the SEC on November 12, 2024, February 10, 2025 and May 2, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on July 3, 2024, July 9, 2024, July 26, 2024, November 25, 2024, January 2, 2025, January 10, 2025, January 13, 2025, February 19, 2025, April 7, 2025, April 8, 2025, April 22, 2025, June 18, 2025, June 24, 2025 , August 1, 2025 and August 18, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March 3, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC (File No. 001-35023) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

iBio, Inc.

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(979) 446-0027

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS

$150,000,000

IBIO, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $150,000,000 of any combination of our common stock, par value $0.001 (the “Common Stock”), preferred stock, par value $0.001 (the “Preferred Stock”), debt securities, warrants or units described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer Common Stock or Preferred Stock upon conversion of debt securities, Common Stock upon conversion of Preferred Stock, or Common Stock, Preferred Stock, or debt securities upon the exercise of warrants.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Stock is listed on the NYSE American LLC under the symbol “IBIO.” On July 19, 2024, the last reported sale price of our Common Stock on the NYSE American LLC was $2.15 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding Common Stock held by non-affiliates is approximately $22,134,382, which is calculated based on 8,612,600 shares of our outstanding Common Stock held by non-affiliates and a price of $2.57 per share, the closing price of our Common Stock on June 13, 2024, which is the highest closing sale price of our Common Stock on the NYSE American LLC within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered or sold any shares of our Common Stock pursuant to General Instruction I.B.6 to Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $150,000,000 of shares of Common Stock, Preferred Stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “iBio,” “the Company,” “we,” “us,” “our” and similar references refer to iBio, Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

iBio, Inc. (“iBio,” “we,” “us,” or “our”) is a pre-clinical pioneering biotechnology company at the intersection of AI and biologics, committed to reshaping the landscape of discovery. Our core mission is to harness the potential of AI and machine learning to unveil elusive biologics that stand out and have evaded other scientists. Through our innovative platform, we champion a culture of innovation by identifying novel targets, forging strategic collaborations to enhance efficiency, diversify pipelines, and with the goal of accelerating preclinical processes. During the past few years, we have focused on the development of vaccines and therapeutics for commercialization. Our current focus is immune-oncology therapeutics.  Our current vaccines and therapeutics being developed are all in preclinical development and we have not completed any clinical trials for any vaccine or therapeutic protein product candidate produced using iBio technology and there is a risk that we will be unsuccessful in developing or commercializing any product candidates.

Our EngageTx™ technology enables us to target bi-specific molecules. Our pre-clinical data demonstrates our ability to generate multiple hits creating sequence diversity and promoting Human-Cyno cross reactivity while mitigating cytokine release, our goal is to enhance agility and bolster preclinical safety assessments.

Our strategic approach to fulfilling our mission is outlined as follows:

●	Elevate Epitope Discovery: Our patented AI-engine is being used to uncover "hard to develop" molecules. Our epitope engine allows us to target select regions of a protein, with the goal of removing the lengthy trial and error out of mAb discovery. This capability is being used to generate preclinical data aimed at improving the probability of successfully determining which candidates to further develop, which would reduce costs and time commonly caused by having an iterative process. Our epitope engine is engineered to match its target, refined for stability and optimized for water solubility, allowing us to identify new drug candidates that have failed or have been abandoned due to their complexity.

●	Capital Efficient Business Approach: Our strategic business approach is structured around the following pillars of value creation:

o	Strategic Partnerships: We are leveraging our platform and pipeline by forming strategic partnerships. Our aim is to become the preferred partner for major pharmaceutical and biotechnology companies seeking rapid and cost-effective integration of complex molecules into their portfolios, de-risking their early-stage pre-clinical work. Additionally, a rich array of fast follower molecules within our pre-clinical pipeline holds the potential to drive substantial partnerships, opening doors to innovative projects. By tapping into our platform, infrastructure, and expertise, partners have the potential to streamline timelines, reduce costs tied to biologic drug discovery applications and cell line process development, and expedite preclinical programs with efficiency.

o	Tech Licensing in Diverse Therapeutic Areas: In pursuit of adding value, we are exploring partnerships in diverse therapeutic domains such as CNS or vaccines. Our intention is to license the AI tech stack, extending its benefits to our partners and amplifying its biological impact and insights. This strategic approach enables us to capitalize on the value of our meticulously curated data while empowering collaborations and innovations.

o	Developing and Advancing Our In-house Programs Cost Effectively: Clinical advancement is crucial for drug discovery. We are actively looking for opportunities to progress our internal pre-clinical programs, with a focal point on oncology, obesity, and cardiometabolic diseases, steadily reinforcing our pre-clinical pipeline.

●	Unwavering Investment in Advancing the Platform: We maintain an unwavering commitment to invest in our platform, continually unlocking the potential of biology through AI and machine learning – the pinnacle of being on the forefront of machine learning advancing algorithms and models in order to improve its predictive power and reduce the time it takes to find a viable molecule.

In essence, we are sculpting a future where cutting-edge AI-driven biotechnology propels the discovery of intricate biologics, fostering partnerships, accelerating innovation, and propelling the advancement of science.

Recent Developments

April Private Placement

On March 26, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional investors and an accredited investor (the “Purchasers”) for the issuance and sale in a Private Placement of the following securities for gross proceeds of approximately $15.1 million: (i) 2,701,315 shares of Common Stock (the “Private Placement Shares”), (ii) Pre-Funded Warrants to purchase up to 2,585,963 shares of Common Stock at an exercise price of $0.001 per share, and (iii) Series E Common Warrants to purchase up to 5,287,278 shares of Common Stock at an exercise price of $2.64 per share. The Series E Common Warrants are exercisable at any time after the six-month anniversary of their issuance (the “Initial Exercise Date”) at an exercise price of $2.64 per share and have a term of exercise equal to five years from the date of issuance. On April 1, 2024, we closed the Private Placement. The combined purchase price for one share of Common Stock and the accompanying Series E Common Warrant was $2.85 and the purchase price for one Pre-Funded Warrant and the accompanying Series E Common Warrant was $2.849. The Company received net proceeds of approximately $14.1 million from the Private Placement, after deducting estimated offering expenses payable by the Company, including placement agent fees and expenses.

A holder of the Pre-Funded Warrants and the Series E Common Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or the Series E Common Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The Pre-Funded Warrants are exercisable at any time after their original issuance, subject to the Beneficial Ownership Limitation (as defined below), and will not expire until exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Series E Common Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. If at the time of exercise on a date that is after the Initial Exercise Date, there is no effective registration statement or the prospectus contained therein is not available for the issuance of shares of Common Stock to the holder of the Series E Common Warrants, the Series E Common Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.” If at the time of exercise on a date that is after the 60th day anniversary of the Initial Exercise Date, there is no effective registration statement or the prospectus contained therein is not available for the issuance of shares of Common Stock to the holder of the Pre-Funded Warrants, the Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

Pursuant to the Purchase Agreement, we agreed to prepare and file a registration statement with the SEC registering the resale of the shares of Common Stock issued to the Purchasers in the Private Placement and the shares underlying the Pre-Funded Warrants and the Series E Common Warrants (collectively, the “Shares”) no later than 60 days after the date of the Purchase Agreement (the “Filing Date”), to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event not more than 75 days following the date of the Purchase Agreement (or 90 days following the date of the Purchase Agreement in the event of a “full review” by the SEC) (the “Effectiveness Date”), and to keep such registration statement effective at all times for a one year period after the closing date provided that the Company will have the right to suspend the registration statement for a period of fifteen (15) days during such one year period without being in breach. In the event that the resale registration statement is not (i) filed by the Filing Date or (ii) declared effective by the SEC by the Effectiveness Date, then, in addition to any other rights the Purchasers may have under the Purchase Agreement or under applicable law, on the Filing Date or the Effectiveness Date for a maximum of six months (each such date being referred to herein as an “Event Date”) and on each monthly anniversary of such Event Date (if the resale registration statement shall not have been filed or declared effective by the applicable Event Date) until the resale registration statement is filed or declared effective, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate subscription amount paid by such Purchaser pursuant to the Purchase Agreement for each security not registered, which amount shall be capped at 6%. The registration statement was declared effective on April 24, 2024.

Pursuant to the terms of the Purchase Agreement, we are prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on March 26, 2024 and expiring one year from such Effective Date (as defined in the Purchase Agreement); provided that sixty (60) days after the Effective Date entering into an at-the-market facility shall not be deemed a Variable Rate Transaction.

Side Letter Agreement

In connection with the Private Placement, we entered into a side letter agreement (the “Letter Agreement”) with one investor, Lynx1 Capital Management LP (“Lynx1”). Subject to the terms of the Letter Agreement, Lynx1 will be entitled to nominate one individual to serve as a director on our Board of Directors for one three-year term commencing with our 2024 Annual Meeting of Stockholders.

Tenth Amendment to Credit Agreement

On May 14, 2024, iBio CDMO LLC (“iBio CDMO”), our wholly owned subsidiary, and Woodforest National Bank (“Woodforest”) entered into the Tenth Amendment (the “Tenth Amendment”) to the Credit Agreement, which was entered into on November 1, 2021, as previously amended as of October 11, 2022, February 9, 2023, February 20, 2023, March 24, 2023, May 10, 2023, September 18, 2023, October 4, 2023, December 22, 2023 and March 28, 2024 (the “Credit Agreement”), which amendment among other things, amends the Credit Agreement to: (i) set the maturity date of the term loan to the earlier of (a) May 31, 2024, or (b) the acceleration of maturity of the term loan in accordance with the Credit Agreement. As of May 14, 2024, the current balance of the term loan, including principal, interest, deferred interest and late fees, under the Credit Agreement, was $13,138,008.

Purchase and Sale Agreement

On May 17, 2024, iBio CDMO entered into a purchase and sale agreement, dated as of May 17, 2024 (the “Purchase and Sale Agreement”) with The Board of Regents of the Texas A&M University System (“The Board of Regents”) pursuant to which iBio CDMO agreed to terminate the Ground Lease Agreement with The Board of Regents, dated March 8, 2010, as amended by an Estoppel Certificate and Amendment to Ground Lease Agreement, dated as of December 22, 2015 (collectively, the “Ground Lease”), related to 21.401 acres in Brazos County, Texas (the “Land”) and to sell to The Board of Regents: (i) the buildings, parking areas, improvements, and fixtures situated on the Land (the “Improvements”); (iii) all iBio CDMO’s right, title, and interest in and to furniture, personal property, machinery, apparatus, and equipment owned and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the “Personal Property”); (iii) all iBio CDMO’s rights under the contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property which extend beyond the closing date (the “Contracts”); and (iv) all iBio CDMO’s rights in intangible assets of any nature relating to any or all of the Land, the Improvements and the Personal Property (the “Intangibles”; and together with the Ground Lease, Improvements and Personal Property, collectively, the “Property”). On May 31, 2024, pursuant to the Purchase and Sale Agreement, iBio CDMO terminated the Ground Lease and completed the sale to The Board of Regents of the Property. Pursuant to the Purchase and Sale Agreement, iBio CDMO received $8,500,000 from The Board of Regents upon the closing of the sale of Property, which was paid to Woodforest as described below.

On May 31, 2024, pursuant to the terms of a Settlement Agreement and Mutual Release, dated May 17, 2024 by and among iBio CDMO, the Company and Woodforest (the “Settlement Agreement”), iBio CDMO paid to Woodforest the proceeds of the sale of the Property under the Purchase and Sale Agreement and thereafter we issued to Woodforest, in full satisfaction of the obligations of iBio CDMO and us pursuant to the Credit Agreement, a pre-funded warrant (“Pre-Funded Warrant”) that expires upon full exercise thereof and is exercisable at a nominal exercise price equal to $0.0001 per share for 1,560,570 shares of our Common Stock which equals the remaining balance due under the Credit Agreement of $4,499,124.88 (the “Indebtedness Deficiency Amount”) divided by $2.883 (the greater of the book value or the market value of our Common Stock at the time the Settlement Agreement is executed), which Pre-Funded Warrant Woodforest agreed to purchase in satisfaction of the Indebtedness Deficiency Amount upon the closing of the sale of the Property under the Purchase and Sale Agreement. Pursuant to the Settlement Agreement, Woodforest released us and iBio CDMO from any and all claims, debts, liabilities or causes of action it may have against us and/or iBio CDMO prior to such date, and we and iBio CDMO agreed to release Woodforest and its related parties from any and all claims, debts, liabilities or causes of action we and/or iBio CDMO may have against them prior to such date.

Corporate Information

We were incorporated under the laws of the State of Delaware on April 17, 2008, under the name iBioPharma, Inc. We engaged in a merger with InB:Biotechnologies, Inc., a New Jersey corporation on July 25, 2008, and changed our name to iBio, Inc. on August 10, 2009.

Our principal executive offices are located at 11750 Sorrento Valley Road, Suite 200, San Diego, CA 92121 and our telephone number is (979) 446-0027. Our website address is www.ibioinc.com. Information contained on our website is intended for informational purposes only and is not incorporated by reference into this prospectus, and it should not be considered to be part of this prospectus or the registration statement of which this prospectus forms a part. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers like us that file documents electronically with the SEC. The address of the SEC website is www.sec.gov.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our Common Stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

The Securities We May Offer

We may offer shares of our Common Stock, Preferred Stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity;

●	original issue discount;

●	rates and times of payment of interest or dividends;

●	redemption, conversion, exercise, exchange or sinking fund terms;

●	ranking;

●	restrictive covenants;

●	voting or other rights;

●	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	a discussion of material United States federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●       the names of those agents, underwriters, or dealers;

●       applicable fees, discounts and commissions to be paid to them;

●       details regarding over-allotment options, if any; and

●       the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may issue shares of our Common Stock from time to time. Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding. The holders of our Common Stock have no preemptive, subscription, cumulative voting or conversion rights and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized to issue up to 1,000,000 shares of Preferred Stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock. Convertible Preferred Stock will be convertible into our Common Stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. If we sell any series of Preferred Stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of Preferred Stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock that we are offering before the issuance of the related series of Preferred Stock.

We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of Preferred Stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of Preferred Stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Common Stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of Common Stock, Preferred Stock and/or debt securities in one or more series. We may issue warrants independently or as units in combination with Common Stock, Preferred Stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants.

We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the specific unit agreement that contains the terms of the particular series of units we are offering, before the issuance of such units.

SELECTED FINANCIAL DATA REFLECTING THE 2023 REVERSE STOCK SPLIT

On November 29, 2023, we effected a 1-for-20 reverse stock split of our Common Stock (the “2023 Reverse Stock Split”). The total number of outstanding shares of Common Stock was reduced from approximately 28,100,733 to approximately 1,405,036 shares. The par value per common share remained unchanged. The audited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended June 30, 2023, and the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended March 31, 2024, which are incorporated by reference into this prospectus are presented without giving effect to the 2023 Reverse Stock Split.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on September 27, 2023, and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 13, 2024, as adjusted to reflect the 2023 Reverse Stock Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

The following table presents selected share information reflecting the 2023 Reverse Stock Split for the years ended June 30, 2023 and 2022:

	Year Ended June 30,
	2023	2022
Weighted-average common shares outstanding - pre-split	12,244,969	8,721,324
Weighted-average common shares outstanding - post-split	612,248	436,066
Basic and diluted net loss per share from continuing operations attributable to common stockholders - pre-split	$(2.39)	$(3.39)
Basic and diluted net loss per share from continuing operations attributable to common stockholders - post-split	$(47.87)	$(67.88)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders - pre-split	$(2.92)	$(2.39)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders - post-split	$(58.31)	$(47.68)
Basic and diluted net loss per share attributable to common stockholders - pre-split	$(5.31)	$(5.78)
Basic and diluted net loss per share attributable to common stockholders - post-split	$(106.18)	$(115.56)

The following table presents selected share information reflecting the 2023 Reverse Stock Split for the three months ended March 31, 2024 and 2023:

	2024	2023
Weighted-average common shares outstanding - pre-split		13,184,219
Weighted-average common shares outstanding - post-split	3,713,103	659,210
Basic and diluted net loss per share from continuing operations attributable to common stockholders - pre-split		$(0.47)
Basic and diluted net loss per share from continuing operations attributable to common stockholders - post-split	$(0.71)	$(9.53)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders - pre-split		$(0.08)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders - post-split	$(0.14)	$(1.54)
Basic and diluted net loss per share attributable to common stockholders - pre-split		$(0.55)
Basic and diluted net loss per share attributable to common stockholders - post-split	$(0.85)	$(11.07)

The following table presents selected share information reflecting the 2023 Reverse Stock Split for the nine months ended March 31, 2024 and 2023:

	2024	2023
Weighted-average common shares outstanding - pre-split		10,592,240
Weighted-average common shares outstanding - post-split	2,247,250	529,611
Basic and diluted net loss per share from continuing operations attributable to common stockholders - pre-split		$(2.30)
Basic and diluted net loss per share from continuing operations attributable to common stockholders - post-split	$(5.43)	$(46.00)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders - pre-split		$(3.27)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders - post-split	$(2.19)	$(65.28)
Basic and diluted net loss per share attributable to common stockholders - pre-split		$(5.57)
Basic and diluted net loss per share attributable to common stockholders - post-split	$(7.62)	$(111.28)

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and the provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”) and our second amended and restated bylaws (the “Bylaws”) are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law, for additional information.

General

Our authorized capital stock consists of 275,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share.

As of July 19, 2024, 8,623,685 shares of our Common Stock are issued and outstanding, and no shares of our Preferred Stock are issued and outstanding.

Common Stock

Authorized Shares of Common Stock. We currently have authorized 275,000,000 shares of Common Stock.

Voting. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of Preferred Stock.

Dividends. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.

Other Rights and Preferences. The holders of our Common Stock have no preemptive, subscription, cumulative voting or conversion rights and there are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

Our board of directors is authorized to issue up to 1,000,000 shares of Preferred Stock in one or more series without stockholder approval. Our board of directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our Common Stock described above, will be subject to, and may be adversely affected by, the rights of any Preferred Stock that we may designate and issue in the future.

NYSE American Listing

Our Common Stock is listed on the NYSE American under the symbol “IBIO.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. Continental Stock Transfer & Trust Company is located at 1 State Street, 30th Floor, New York, New York 10004. Their telephone number is (212) 509-4000.

Potential Anti-Takeover Effects

Certain provisions set forth in our Certificate of Incorporation and our Bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Pursuant to our Certificate of Incorporation, our board of directors may issue additional shares of Common Stock or Preferred Stock. Any additional issuance of Common Stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the then-current market price for their shares, and thereby protect the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

Our Bylaws provide that our board of directors shall establish the number of directors. Cumulative voting in the election of directors is not permitted by our Certificate of Incorporation. Not providing for cumulative voting may delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

In addition to the foregoing, our Bylaws contain the following provisions:

Staggered Board. Our board of directors is divided into three classes of directors, Class I, II and III, with each class serving a term ending at the third annual meeting following its election.

Nominations of Directors and Proposals of Business. Our Bylaws generally regulate nominations for election of directors by stockholders and proposals of business at annual meetings. In general, Sections 1.10 and 1.11 of our Bylaws requires stockholders intending to submit nominations or proposals at an annual meeting of stockholders to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business as well as information regarding the nominee or the proposed business. Sections 1.10 and 1.11 of our Bylaws provides a time period during which nominations or business must be provided to the Company that creates a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Board Vacancies. Our Bylaws generally provide that only the board of directors (and not the stockholders) may fill vacancies and newly created directorships.

Special Meeting of Stockholders.  Our Bylaws generally provide that special meetings of stockholders for any purpose or purposes for which meetings may be lawfully called, may be called at any time by our board of directors, the Chairman of the Board, the Chief Executive Officer or by one or more stockholders holding shares in the aggregate entitled to cast not less than fifty percent (50%) of the votes at that meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

While the foregoing provisions of our Certificate of Incorporation, our Bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

Pursuant to our Certificate of Incorporation, we have expressly elected not to be subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Subject to certain exceptions (including a corporation’s express election not to be governed by Section 203), Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Stock Options

As of July 19, 2024, we had options outstanding to purchase an aggregate of 910,044 shares of Common Stock that were issued under our equity compensation plans. As of July 19, 2024, there were 251,600 shares of Common Stock reserved for future issuance under our equity incentive plan.

Warrants

As of July 19, 2024, there are 12,125,198 shares of Common Stock issuable upon the exercise of outstanding warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Common Stock, Preferred Stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Common Stock, Preferred Stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed or will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Common Stock or Preferred Stock, the number of shares of Common Stock or Preferred Stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase Common Stock or Preferred Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers, agents or other purchasers, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

●	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts to be allowed or paid to the agent or underwriters and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters, dealers or agents that are qualified market makers on the NYSE American LLC may engage in passive market making transactions in our Common Stock on the NYSE American LLC in accordance Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Blank Rome LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of iBio Inc. and Subsidiaries for the two years ended June 30, 2023 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in iBio Inc. and Subsidiaries Annual report on Form 10-K for the year ended June 30, 2023, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on our ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about iBio, Inc. is contained at our website, www.ibioinc.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-35023. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on September 27, 2023, including the information specifically incorporated by reference in the Annual Report on Form 10-K from our definitive proxy statement for our 2023 Annual Meeting as filed with the SEC on October 26, 2023;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023, filed with the SEC on February 9, 2024;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 13, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on August 4, 2023, August 7, 2023, September 21, 2023, October 10, 2023, November 28, 2023, December 6, 2023, December 8, 2023, December 26, 2023, January 19, 2024, February 21, 2024, February 26, 2024, April 1, 2024, May 20, 2024, June 5, 2024, July 3, 2024, July 9, 2024 and July 26, 2024; and

•	The description of our Common Stock set forth in: (i) our registration statement on Form 8-A filed with the SEC on March 19, 2014, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on September 28, 2021.

We also incorporate by reference into this prospectus all documents (other than portions of those documents not deemed filed) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-35023) after (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in such future filings updates and supplements the information provided in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

iBio, Inc.

11750 Sorrento Valley Road, Suite 200

San Diego, CA 92121

(979) 446-0027

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.ibioinc.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

iBio, Inc.

Pre-Funded Warrants to Purchase up to 71,540,000 Shares of Common Stock

Series G Warrants to Purchase (i) up to 35,770,000 Shares of Common Stock, or Pre-Funded Warrants to purchase up to 35,770,000 Shares of Common Stock in Lieu Thereof, and (ii) Series H Warrants to Purchase up to 35,770,000 Shares of Common Stock, or Pre-Funded Warrants to purchase up to 35,770,000 Shares of Common Stock in Lieu Thereof

Series H Warrants, Issuable Upon Exercise of Series G Warrants, to Purchase up to 35,770,000 Shares of Common Stock, or Pre-Funded Warrants to purchase up to 35,770,000 Shares of Common Stock in Lieu Thereof

143,080,000 Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants, Series G Warrants (or Upon Exercise of Pre-Funded Warrants Issued Upon Exercise Thereof), and Series H Warrants (or Upon Exercise of Pre-Funded Warrants Issued Upon Exercise Thereof)

Prospectus Supplement

Lead Bookrunner

Leerink Partners

Bookrunning Managers

LifeSci Capital	Oppenheimer & Co.

August 19, 2025